Exhibit 10.2

PROMISSORY NOTE

This Promissory Note (the “Note”) is made and effective the 7th day of February, 2018.

BETWEEN:	Mary Malek (the “Lender”), an individual with her main address located at:
(provide)

AND:	Celebiddy, Inc. (the “Borrower”), a corporation organized and existing under the laws of the State of DELAWARE, with its head office located at:
18 Narbonne
Newport Beach, CA 92660

TERMS

1.	FOR VALUE RECEIVED, the Borrower promises to pay to the order of Lender, at its principal office located at 18 Narbonne, Newport Beach, CA 92660, or at such other place that is designated in writing by the holder hereof, the principal sum of $90,000 (Ninety Thousand Dollars) together with all charges and interest herein provided, payable at the rate and in the manner hereinafter set forth:

2.	Borrower shall pay the entire principal in full, at 0% interest rate per annum to Lender, due on demand from Lender.

3.	ANY RIGHT OF TRIAL BY JURY, PRESENTMENT, NOTICE OF DISHONOR, AND PROTEST ARE HEREBY WAIVED BY ALL MAKERS, SURETIES, GUARANTORS AND ENDORSERS HEREOF. This Note shall be the joint and several obligations of all makers, sureties, guarantors, and endorsers hereof and shall be binding upon them and their respective heir, executors, administers, successors and assigns.

4.	Borrower shall pay the costs of all documentary, revenue, tax or other stamps now or hereafter required by any law at any time to be affixed to or which are otherwise made necessary as a result of this Note or any of the Loan Documents, and if any taxes be imposed with respect to debts secured by mortgages and or deeds of trust with respect to notes evidencing debts so secured, Borrower agrees to pay to Lender the full amount of any such taxes, and hereby waives any contrary provisions if any laws of rules of court now or hereafter in effect.

5.	The remedies of this Note are cumulative and concurrent and may be pursued singularly or successively together, at the sole discretion of the holder, and may be exercised as often as occasion therefore shall occur. The waiver by Lender or failure to enforce any term, covenant or condition of this Note or to declare any default hereunder, shall not operate as a waiver of any subsequent default or affect the right of the holder to exercise any right or remedy not expressly waived in writing by the holder.

6.	The unenforceability or invalidity of any one or more provisions of this Note shall not render any other provision herein contained unenforceable or invalid. This note and all of the Loan Documents shall be construed under the laws of the State of DELAWARE.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed as of the date first written below, LENDER

BORROWER Mary Malek	Mary Malek

________________Authorized Signature		Authorized Signature
_______________________________	/s/ Mary Malek	Mary Malek
Mary Malek (President & CEO)
Celebiddy, Inc.